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                               CONSENT OF KPMG LLP

                                                                    EXHIBIT 23.1

The Board of Directors
Epoch Pharmaceuticals, Inc.:

We consent to the use of our report included and incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP


Seattle, Washington
April 28, 2000